POWER OF ATTORNEY
The undersigned does hereby authorize, designate and appoint
Richard Wirth, Grace Torres, Jack Benintende, Marguerite Morrison and Maria G. Master as attorneys-in-fact to execute and file, on behalf of the undersigned, statements on Form 3, Form 4, Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and to take such other actions as any such attorney-in-fact may deem necessary and appropriate in connection with such statements, hereby confirming and ratifying all actions that each such attorney-in-fact has taken or may take in reliance hereon with respect to DTF Tax-Free Income Inc. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 28th day of August, 2002.


/s/ Francis E. Jeffries				/s/ E. Virgil Conway
Francis E. Jeffries				E. Virgil Conway

/s/ William W. Crawford				/s/ William N. Georgeson
William W. Crawford				William N. Georgeson

/s/ Philip R. McLoughlin			/s/ Everett L. Morris
Philip R. McLoughlin				Everett L. Morris

/s/ Eileen A. Moran				/s/ Richard A. Pavia
Eileen A. Moran					Richard A. Pavia

/s/ Harry Dalzell-Payne				/s/ Timothy M. Heaney
Harry Dalzell-Payne				Timothy M. Heaney

/s/ James D. Wehr				/s/ Alan Meder
James D. Wehr					Alan Meder